Exhibit 5.1

June 25, 2009

Board of Directors
Rentech, Inc.

Re:	Rentech, Inc.
Prospectus Supplement to
Form S-3, No. 333-158256

Gentlemen:

We have acted as special Colorado counsel for Rentech, Inc., a Colorado corporation (“Rentech”).  We are furnishing this opinion in connection with the (a) Registration Statement on Form S-3 (Registration No. 333-158256), as amended, filed by Rentech originally on March 27, 2009 with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), (b)  the Prospectus Supplement dated June 24, 2009 and filed with the Commission on June 24, 2009 (the “Prospectus Supplement”), and (c) the Current Report on Form 8-K of Rentech dated June 25, 2009, pertaining to the Shares, as defined below (the “June 25 Form 8-K”), which will include this opinion letter as an exhibit and results in incorporation by reference of this opinion letter as Exhibit 5.1 to the Registration Statement.  The Registration Statement referred to above in (a) is called herein the “Registration Statement.”  The prospectus contained in the Registration Statement at the time the Registration Statement became effective on May 20, 2009, the Prospectus Supplement and the June 25 Form 8-K are called herein the “Prospectus.”  This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act, and no opinion is expressed or may be implied herein as to any matter pertaining to the contents of the Registration Statement or the Prospectus other than as to the valid issuance of the Shares (as defined below) under Colorado corporate law.

Pursuant to the Prospectus, Rentech is offering up to 11,000,000 shares of its Common Stock, par value $0.01 per share (the “Shares”).  The Shares are to be sold to selected investors pursuant to the Securities Purchase Agreement, which is included as an exhibit to the June 25 Form 8-K and is between Rentech and each buyer (the “Securities Purchase Agreement”).

In connection with this opinion, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter.  We have relied upon the foregoing and upon certificates and other assurances of officers of Rentech and others as to factual matters without having independently verified such factual matters.

June 25, 2009 Page 2

In rendering this opinion, we have assumed: (i) information contained in documents reviewed by us is true, complete and correct; (ii) the genuineness and authenticity of all signatures on original documents; (iii) the authenticity of all documents submitted to us as originals; (iv) the conformity to originals of all documents submitted to us as copies; (v) the accuracy, completeness and authenticity of certificates of public officials; (vi) the due authorization, execution and delivery of all documents by parties other than Rentech; and (vii) the obligations of parties other than Rentech to the Securities Purchase Agreement being valid, binding and enforceable.

We are opining herein as to the Colorado Business Corporation Act, the Colorado Constitution and any reported judicial decisions interpreting these laws, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction, or as to any matters of municipal law or the laws of any local agencies within any state.

Subject to the foregoing and the other matters set forth herein, we are of the opinion that as of the date hereof:

(1) Rentech has the corporate authority pursuant to its Amended and Restated Articles of Incorporation, as subsequently amended, to issue the Shares.

(2) When issued and sold in the manner described in the Registration Statement and Prospectus and as provided in the Securities Purchase Agreement (including the receipt by Rentech of the purchase price therefor) against payment therefor, the Shares will be validly issued, fully paid and nonassessable.

We hereby consent to the use of this opinion as Exhibit 5.1 to the June 25 Form 8-K, to the incorporation by reference of this opinion into the Registration Statement and to the reference to us under the heading “Legal Matters” in the Prospectus.  The foregoing, however, shall not constitute an admission to our being experts within the meaning of the Securities Act.

Very truly yours,

/s/ Holland & Hart LLP